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                               EXHIBIT 99.B13

STOCK PURCHASE LETTERS





SM&R Capital Funds, Inc.
Two Moody Plaza
Galveston, Texas  77550

Gentlemen:

        Securities Management and Research, Inc. ("SM&R") has purchased 1,900,000 shares of the American National Government Income Fund Series (the "Government Income Series"), $1.00 par value. Such shares were purchased at a price of $1.00 per share, for a total consideration of $1,900,000.00.

        In connection with such purchase, SM&R acknowledges that such shares were acquired in connection with the Government Income Series' formation, were acquired for investment and can be disposed of only by redemption. SM&R further agrees that it will redeem such shares only when the other assets of the Government Income Series are large enough that such redemption will not have a material adverse effect upon investment performance.

                                       Yours very truly,

                                       SECURITIES MANAGEMENT AND RESEARCH, INC.

                                       By:         STEVEN H. STUBBS
                                          -------------------------------------
                                            Steven H. Stubbs, President and
                                                Chief Executive Officer


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SM&R Capital Funds, Inc.
Two Moody Plaza
Galveston, Texas  77550

Gentlemen:

        American National Insurance Company (the "Company") has purchased 4,000,000 shares of the American National Government Income Fund Series (the "Government Income Series"), $1.00 par value. Such shares were purchased at a price of $1.00 per share, for a total consideration of $4,000,000.00.

        In connection with such purchase, the Company acknowledges that such shares were acquired in connection with the Government Income Series' formation, were acquired for investment and can be disposed of only by redemption. The Company further agrees that it will redeem such shares only when the other assets of the Government Income Series are large enough that such redemption will not have a material adverse effect upon investment performance.

                                       Yours very truly,

                                       AMERICAN NATIONAL INSURANCE COMPANY

                                       By:         CARL R. ROBERTSON
                                          ---------------------------------
                                               Carl R. Robertson, Senior
                                                Executive Vice President


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SM&R Capital Funds, Inc.
Two Moody Plaza
Galveston, Texas  77550

Gentlemen:

        Securities Management and Research, Inc. ("SM&R") has purchased 190,000 shares of the American National Tax Free Fund Series (the "Tax Free Series"), $1.00 par value. Such shares were purchased at a price of $10.00 per share, for a total consideration of $1,900,000.00.

        In connection with such purchase, SM&R acknowledges that such shares were acquired in connection with the Tax Free Series' formation, were acquired for investment and can be disposed of only by redemption. SM&R further agrees that it will redeem such shares only when the other assets of the Tax Free Series are large enough that such redemption will not have a material adverse effect upon investment performance.

                                       Yours very truly,

                                       SECURITIES MANAGEMENT AND RESEARCH, INC.

                                       By:         STEVEN H. STUBBS
                                          -------------------------------------
                                            Steven H. Stubbs, President and
                                                Chief Executive Officer


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SM&R Capital Funds, Inc.
Two Moody Plaza
Galveston, Texas  77550

Gentlemen:

        American National Insurance Company (the "Company") has purchased 500,000 shares of the American National Tax Free Fund Series (the "Tax Free Series"), $1.00 par value. Such shares were purchased at a price of $10.00 per share, for a total consideration of $5,000,000.00.

        In connection with such purchase, the Company acknowledges that such shares were acquired in connection with the Tax Free Series' formation, were acquired for investment and can be disposed of only by redemption. The Company further agrees that it will redeem such shares only when the other assets of the Tax Free Series are large enough that such redemption will not have a material adverse effect upon investment performance.

                                       Yours very truly,

                                       AMERICAN NATIONAL INSURANCE COMPANY

                                       By:         CARL R. ROBERTSON
                                          ------------------------------------
                                               Carl R. Robertson, Senior
                                               Executive Vice President